                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement of Bright Horizons Family Solutions, Inc. on Form S-8 of our report dated August 1, 1997, except for the stock split described in Note 8, which is as of October 8, 1997, and the adoption of SFAS 128 described in Note 1, which is as of May 14, 1998, relating to the financial statements of Bright Horizons, Inc., which appear in the Joint Proxy Statement/Prospectus constituting part of the Registration Statement No. 333-57035 of Bright Horizons Family Solutions, Inc. on Form S-4.


/s/ PricewaterhouseCoopers LLP


Boston, MA
July 27, 1998